LETTER AGREEMENT

AMG GW&K U.S. Small Cap Growth Fund

Investment Advisory Agreement

February 27, 2017

AMG Funds LLC

600 Steamboat Road, Suite 300

Greenwich, Connecticut 06830

Attn: Compliance

Re:	Investment Advisory Agreement between AMG Funds IV (the “Trust”) and AMG Funds LLC (the “Adviser”), dated as of May 30, 2014, and as amended from time to time (the “Advisory Agreement”)

Ladies and Gentlemen:

Pursuant to Section 15 of the Advisory Agreement, the Trust hereby notifies you that Schedule B to the Advisory Agreement is amended and restated, effective as of the date hereof, to reflect a revised advisory fee (the “New Advisory Fee”) that has been agreed to by the Trust and the Adviser with respect to AMG GW&K U.S. Small Cap Growth Fund, a series of the Trust. Attached as Appendix A is an amended and restated Schedule B to the Advisory Agreement setting forth, among other things, the annual fee AMG GW&K U.S. Small Cap Growth Fund will pay to the Adviser pursuant to Section 7 of the Advisory Agreement.

Please acknowledge your agreement to the amended and restated Schedule B, including the New Advisory Fee, as set forth on Appendix A by executing this letter agreement in the space provided below and then returning it to the undersigned.

Sincerely,

AMG Funds IV

By:
Name: Donald S. Rumery
Title: Treasurer, Chief Financial Officer and Principal Financial Officer

ACKNOWLEDGED AND ACCEPTED

AMG Funds LLC

By:
Name: Keitha L. Kinne
Title: Chief Operating Officer
Date: February 27, 2017

Appendix A

AMENDED AND RESTATED

SCHEDULE B

Fund	Fee Rate

AMG GW&K U.S. Small Cap Growth Fund (formerly ASTON Small Cap Fund)	0.70% of the Fund’s average daily net assets

AMG Managers Anchor Capital Enhanced Equity Fund (formerly ASTON/Anchor Capital Enhanced Equity Fund)	0.60% of the Fund’s average daily net assets

AMG Managers DoubleLine Core Plus Bond Fund (formerly ASTON/DoubleLine Core Plus Fixed Income Fund)	0.45% of the Fund’s average daily net assets

AMG Managers Fairpointe Focused Equity Fund (formerly ASTON/Fairpointe Focused Equity Fund)	0.70% of the Fund’s average daily net assets

AMG Managers Fairpointe Mid Cap Fund (formerly ASTON/Fairpointe Mid Cap Fund)	0.70% for the first $100 million[1] 0.65% for the next $300 million[1] 0.60% over $400 million[1]

AMG Managers Guardian Capital Global Dividend Fund (formerly ASTON/Guardian Capital Global Dividend Fund)	0.70% of the Fund’s average daily net assets

AMG Managers Lake Partners LASSO Alternatives Fund (formerly ASTON/Lake Partners LASSO Alternatives Fund)	0.90% of the Fund’s average daily net assets

AMG Managers LMCG Small Cap Growth Fund (formerly ASTON/LMCG Small Cap Growth Fund)	0.90% of the Fund’s average daily net assets

AMG Managers Montag & Caldwell Balanced Fund (formerly ASTON/Montag & Caldwell Balanced Fund)	0.65% of the Fund’s average daily net assets

AMG Managers Montag & Caldwell Growth Fund (formerly ASTON/Montag & Caldwell Growth Fund)	0.70% for the first $800 million[1] 0.50% over $800 million up to $6 billion[1] 0.45% over $6 billion up to $12 billion[1] 0.40% over $12 billion[1]

[1]	Amounts represent average daily net assets.

AMG Managers Montag & Caldwell Mid Cap Growth Fund (formerly ASTON/Montag & Caldwell Mid Cap Growth Fund)	0.75% of the Fund’s average daily net assets

AMG Managers Pictet International Fund (formerly ASTON/Pictet International Fund)	0.80% of the Fund’s average daily net assets

AMG Managers Silvercrest Small Cap Fund (formerly ASTON/Silvercrest Small Cap Fund)	0.90% of the Fund’s average daily net assets

AMG Managers Value Partners Asia Dividend Fund (formerly ASTON/Value Partners Asia Dividend Fund)	0.80% of the Fund’s average daily net assets

AMG River Road Dividend All Cap Value Fund (formerly ASTON/River Road Dividend All Cap Value Fund)	0.60% of the Fund’s average daily net assets

AMG River Road Dividend All Cap Value Fund II (formerly ASTON/River Road Dividend All Cap Value Fund II)	0.60% of the Fund’s average daily net assets

AMG River Road Focused Absolute Value Fund (formerly ASTON/River Road Focused Absolute Value Fund)	0.60% of the Fund’s average daily net assets

AMG River Road Long-Short Fund (formerly ASTON/River Road Long-Short Fund)	0.85% of the Fund’s average daily net assets

AMG River Road Select Value Fund (formerly ASTON/River Road Select Value Fund)	0.75% of the Fund’s average daily net assets

AMG River Road Small Cap Value Fund (formerly ASTON/River Road Small Cap Value Fund)	0.80% of the Fund’s average daily net assets